Exhibit 99.1
Snap Inc. Announces Third Quarter 2023 Financial Results
Revenue increased 5% year-over-year to $1,189 million
Daily Active Users increased 12% year-over-year to 406 million
Net loss was $368 million and Adjusted EBITDA was positive $40 million
SANTA MONICA, Calif. – October 24, 2023 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended September 30, 2023.

“Our revenue returned to positive growth in Q3, increasing 5% year-over-year and flowing through to positive adjusted EBITDA as our reprioritized cost structure demonstrated the leverage in our business model,” said Evan Spiegel, CEO. “We are focused on improving our advertising platform to drive higher return on investment for our advertising partners, and we have evolved our go-to-market efforts to better serve our partners and drive customer success.”

Jerry Hunter, Chief Operating Officer, has notified Snap that he will retire. Mr. Hunter joined Snap seven years ago and served an important role in building the company’s engineering and business structures. Mr. Hunter’s duties and responsibilities will be transitioned by the end of the month and he will continue to support Snap through July 1, 2024 to help ensure this transition is effective.

“I am deeply grateful to Jerry for the meaningful contributions he has made over his many years at Snap,” said Evan Spiegel. “His work to improve our advertising platform, serve our community, and build a strong team has helped lay the foundation for our future growth.”

Snap Inc. also announced today its board of directors has authorized a stock repurchase program of up to $500 million of its Class A common stock. Repurchases of the Class A common stock may be made from time to time, either through open market transactions (including through Rule 10b5-1 trading plans) or through privately negotiated transactions in accordance with applicable securities laws. The timing and actual number of shares repurchased will depend on a variety of factors, including stock price, trading volume, market and economic conditions, and other general business considerations. Repurchases under the program have been authorized for 12 months but the program may be modified, suspended, or terminated at any time.
The goal of the program is to utilize the company’s strong balance sheet to opportunistically offset a portion of the dilution related to the issuance of restricted stock units to employees as part of the overall compensation program designed to foster an ownership culture.
Repurchases under this program will be funded from existing cash and cash equivalents. As of September 30, 2023, Snap had $3.6 billion in cash, cash equivalents, and marketable securities.
Q3 2023 Financial Summary
•Revenue was $1,189 million, compared to $1,128 million in the prior year, an increase of 5% year-over-year .
•Net loss was $368 million, compared to $360 million in the prior year.
•Adjusted EBITDA was $40 million, compared to $73 million in the prior year.
•Operating cash flow was $13 million, compared to $56 million in the prior year.
•Free Cash Flow was $(61) million, compared to $18 million in the prior year.
•Trailing twelve months operating cash flow was $207 million and trailing twelve months Free Cash Flow was $2 million.

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2023	2022		2023	2022

(Unaudited)	(in thousands, except per share amounts)
Revenue	$1,188,551	$1,128,476	5%	$3,244,828	$3,302,112	(2)%
Operating loss	$(380,063)	$(435,242)	13%	$(1,149,666)	$(1,107,709)	(4)%
Net loss	$(368,256)	$(359,502)	(2)%	$(1,074,238)	$(1,141,193)	6%
Adjusted EBITDA(1)	$40,094	$72,640	(45)%	$2,428	$144,298	(98)%
Net cash provided by (used in) operating activities	$12,781	$55,945	(77)%	$81,947	$59,323	38%
Free Cash Flow(2)	$(60,654)	$18,109	(435)%	$(76,061)	$(23,058)	(230)%
Diluted net loss per share attributable to common stockholders	$(0.23)	$(0.22)	(5)%	$(0.67)	$(0.70)	4%
Non-GAAP diluted net income (loss) per share(3)	$0.02	$0.08	(75)%	$0.01	$0.04	(75)%
(1)See page 10 for reconciliation of net loss to Adjusted EBITDA. In the third quarter of 2023, we initiated a wind down of our AR Enterprise business, which included a reduction of our global employee headcount by approximately 3%. Restructuring charges in the third quarter of 2023 were $18.6 million, composed primarily of cash severance and stock-based compensation expenses. In the third quarter of 2022, we initiated a strategic reprioritization plan, which included a reduction of our global employee headcount by approximately 20%. Restructuring charges in the third quarter of 2022 were $154.6 million, composed primarily of severance and related charges, stock-based compensation expense, lease exit and related charges, impairment charges, and contract termination charges.
(2)See page 10 for reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.
(3)See page 11 for reconciliation of diluted net loss per share to non-GAAP diluted net income (loss) per share.

Q3 2023 Summary & Key Highlights
We grew and deepened our engagement with our community:
•DAUs were 406 million in Q3 2023, an increase of 43 million, or 12%, year-over-year.
•Total time spent watching Spotlight increased over 200% year-over-year.
•Since launching My AI, our AI-powered chatbot, over 200 million people have sent over 20 billion messages, which we believe makes My AI among the most widely used AI chatbots available today.
•We launched our new Generative AI powered feature called Dreams, which enables Snapchatters to create generative AI selfies.
•We are seeing more creators posting content to Snapchat, with nearly three times more public Stories posted in the US compared to Q3 2022.

We are focused on accelerating and diversifying our revenue growth:
•We returned to positive revenue growth this quarter as we continue to execute against our strategy of accelerating and diversifying our revenue growth.
•During Q3, we implemented over 17 major machine learning ranking and optimization improvements for App, Web, and Dynamic Product Ad (DPA) optimization goals.
•We launched our Total Takeover solution, which includes First Commercial, First Lens, and First Story, and lets advertisers reserve the first Commercial, Lens, or Snap Ad a Snapchatter sees.
•Snapchat+, our subscription service that offers exclusive, experimental, and pre-release features, reached over 5 million subscribers in Q3 2023.
•We integrated with Shopify Audiences, which enables Shopify Plus merchants to extend their reach and find new customers on Snapchat who have high intent to purchase their products.
•At our 2023 Beauty Summit in September, we announced new advertising tools for beauty brands such as beauty AR Lenses and Bitmoji beauty drops.

We invested in our augmented reality platform:
•We launched the Real-Time Neural Rendering ML Model in Lens Studio, which enables developers to build AR assets from 2D images captured on a phone.
•We launched Diffuse Indirect Lighting, a new Ray Tracing feature that brings a level of realism to how colors and lights reflect and glow onto other objects.
•We introduced Lens Creator Rewards, a new opportunity for Snap AR creators, developers, and teams to be rewarded for building top-performing Lenses on Snapchat.
•We partnered with MTV for their 2023 Video Music Awards to let the audience live cast their vote for the Best New Artist category through an innovative Snapchat Lens via Camera Kit.
•For the 2023 NFL season, we partnered with the LA Rams and Disguise to deliver a sponsored Princess Cruises AR experience powered by Camera Kit in SoFi Stadium.
•This summer, our AR technology enhanced music festivals across the world, including AR experiences for Lollapalooza Paris, in partnership with Live Nation.
•For the 2023 FIFA Women’s World Cup, we debuted a USWNT “Team Tracker” AR Lens that used advanced AR technology, with 3D Bitmoji avatars, stats, news, fun facts, and highlights that updated in real time.

Q4 2023 Outlook
As we enter Q4, we anticipate continued growth in our global community and, as a result, our financial forecast for Q4 is built on the assumption that DAU will reach 410 million to 412 million. We believe we are on the right path with our direct-response advertising platform and are focused on executing against our roadmap to deliver further improvements. That said, forward visibility of advertising demand remains limited due to several factors. First, revenue in Q4 is historically backweighted, and the revenue mix in Q4 has historically included a relatively higher share from brand advertising revenue, and brand advertising grew at a slower rate than direct-response advertising in Q3. In addition, we observed pauses in spending from a large number of primarily brand-oriented advertising campaigns immediately following the onset of the war in the Middle East, and this has been a headwind to revenue quarter-to-date. While some of these campaigns have now resumed, and the impact on our revenue has partially diminished, we continue to observe new pauses and the risk that these pauses could persist or increase in magnitude remains. Due to the unpredictable nature of war, we believe it would be imprudent to provide formal guidance for Q4. Our internal forecast assumes a revenue range of $1,320 million to $1,375 million, implying year-over-year revenue growth of approximately 2% to 6%. Within this range of revenue, we estimate that adjusted EBITDA will be between $65 million and $105 million.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:30 p.m. Pacific / 5:30 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense, other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.
Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(368,256)	$(359,502)	$(1,074,238)	$(1,141,193)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	41,209	36,291	116,117	153,682
Stock-based compensation	357,933	342,959	990,807	937,213
Amortization of debt issuance costs	1,842	1,835	5,517	5,028
Losses (gains) on debt and equity securities, net	21,155	(75,778)	5,888	15,559
Other	(4,395)	12,133	(31,098)	16,337
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(128,972)	17,410	55,772	62,436
Prepaid expenses and other current assets	(837)	7,044	(15,139)	(32,114)
Operating lease right-of-use assets	17,904	17,922	53,379	53,205
Other assets	(2,767)	(5,095)	(3,192)	(12,633)
Accounts payable	(16,951)	9,381	(45,497)	60,442
Accrued expenses and other current liabilities	105,907	60,036	68,697	(17,184)
Operating lease liabilities	(16,181)	(12,116)	(52,523)	(46,431)
Other liabilities	5,190	3,425	7,457	4,976
Net cash provided by (used in) operating activities	12,781	55,945	81,947	59,323
Cash flows from investing activities
Purchases of property and equipment	(73,435)	(37,836)	(158,008)	(82,381)
Purchases of strategic investments	—	(6,000)	(7,770)	(12,350)
Sales of strategic investments	5,151	—	5,151	63,276
Cash paid for acquisitions, net of cash acquired	—	(19,650)	(50,254)	(31,658)
Purchases of marketable securities	(537,046)	(821,830)	(2,042,317)	(2,732,266)
Sales of marketable securities	16,451	39,158	107,724	51,917
Maturities of marketable securities	557,579	923,871	2,093,737	1,820,442
Other	(308)	(12,648)	(432)	(18,141)
Net cash provided by (used in) investing activities	(31,608)	65,065	(52,169)	(941,161)
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	—	—	1,483,500
Purchase of capped calls	—	—	—	(177,000)
Proceeds from the exercise of stock options	5	217	416	3,871
Payments of debt issuance costs	—	—	—	(3,006)
Repurchases of Class A non-voting common stock	—	(500,513)	—	(500,513)
Deferred payments for acquisitions	(10,441)	—	(254,557)	—
Net cash provided by (used in) financing activities	(10,436)	(500,296)	(254,141)	806,852
Change in cash, cash equivalents, and restricted cash	(29,263)	(379,286)	(224,363)	(74,986)
Cash, cash equivalents, and restricted cash, beginning of period	1,228,676	2,299,023	1,423,776	1,994,723
Cash, cash equivalents, and restricted cash, end of period	$1,199,413	$1,919,737	$1,199,413	$1,919,737
Supplemental disclosures
Cash paid for income taxes, net	$4,145	$1,482	$27,210	$8,966
Cash paid for interest	$4,406	$4,186	$9,559	$8,191

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$1,188,551	$1,128,476	$3,244,828	$3,302,112
Costs and expenses:
Cost of revenue	555,753	466,757	1,492,613	1,334,031
Research and development	494,559	564,258	1,427,334	1,524,858
Sales and marketing	297,251	270,336	846,281	823,596
General and administrative	221,051	262,367	628,266	727,336
Total costs and expenses	1,568,614	1,563,718	4,394,494	4,409,821
Operating loss	(380,063)	(435,242)	(1,149,666)	(1,107,709)
Interest income	43,839	18,445	124,931	29,899
Interest expense	(5,521)	(5,425)	(16,749)	(16,147)
Other income (expense), net	(20,662)	71,961	(7,967)	(22,486)
Loss before income taxes	(362,407)	(350,261)	(1,049,451)	(1,116,443)
Income tax benefit (expense)	(5,849)	(9,241)	(24,787)	(24,750)
Net loss	$(368,256)	$(359,502)	$(1,074,238)	$(1,141,193)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.23)	$(0.22)	$(0.67)	$(0.70)
Diluted	$(0.23)	$(0.22)	$(0.67)	$(0.70)
Weighted average shares used in computation of net loss per share:
Basic	1,625,917	1,608,523	1,603,672	1,619,885
Diluted	1,625,917	1,608,523	1,603,672	1,619,885

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,199,366	$1,423,121
Marketable securities	2,414,132	2,516,003
Accounts receivable, net of allowance	1,116,511	1,183,092
Prepaid expenses and other current assets	144,251	134,431
Total current assets	4,874,260	5,256,647
Property and equipment, net	377,320	271,777
Operating lease right-of-use assets	344,681	370,952
Intangible assets, net	183,866	204,480
Goodwill	1,691,542	1,646,120
Other assets	251,236	279,562
Total assets	$7,722,905	$8,029,538
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$128,546	$181,774
Operating lease liabilities	62,111	46,485
Accrued expenses and other current liabilities	818,915	987,340
Total current liabilities	1,009,572	1,215,599
Convertible senior notes, net	3,747,677	3,742,520
Operating lease liabilities, noncurrent	346,508	386,271
Other liabilities	126,127	104,450
Total liabilities	5,229,884	5,448,840
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,434,766 shares issued, 1,384,738 shares outstanding at September 30, 2023, and 3,000,000 shares authorized, 1,371,242 shares issued, 1,319,930 shares outstanding at December 31, 2022.	14	13
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,540 shares issued and outstanding at September 30, 2023, and 700,000 shares authorized, 22,529 shares issued and outstanding at December 31, 2022.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at September 30, 2023 and December 31, 2022.	2	2
Treasury stock, at cost. 50,028 and 51,312 shares of Class A non-voting common stock at September 30, 2023 and December 31, 2022, respectively.	(487,982)	(500,514)
Additional paid-in capital	14,287,664	13,309,828
Accumulated deficit	(11,288,895)	(10,214,657)
Accumulated other comprehensive income (loss)	(17,782)	(13,974)
Total stockholders’ equity	2,493,021	2,580,698
Total liabilities and stockholders’ equity	$7,722,905	$8,029,538

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$12,781	$55,945	$81,947	$59,323
Less:
Purchases of property and equipment	(73,435)	(37,836)	(158,008)	(82,381)
Free Cash Flow	$(60,654)	$18,109	$(76,061)	$(23,058)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA reconciliation:
Net loss	$(368,256)	$(359,502)	$(1,074,238)	$(1,141,193)
Add (deduct):
Interest income	(43,839)	(18,445)	(124,931)	(29,899)
Interest expense	5,521	5,425	16,749	16,147
Other (income) expense, net	20,662	(71,961)	7,967	22,486
Income tax (benefit) expense	5,849	9,241	24,787	24,750
Depreciation and amortization	41,209	34,068	116,117	151,459
Stock-based compensation expense	353,846	312,690	986,720	906,944
Payroll and other tax expense related to stock-based compensation	6,463	6,561	30,618	39,041
Restructuring charges (1)	18,639	154,563	18,639	154,563
Adjusted EBITDA	$40,094	$72,640	$2,428	$144,298
(1)Restructuring charges in the third quarter of 2023 were composed primarily of cash severance and stock-based compensation expense. Restructuring charges in the third quarter of 2022 were composed primarily of severance and related charges of $91.1 million, stock-based compensation expense, lease exit and related charges, impairment charges, and contract termination charges. These charges are non-recurring and not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Depreciation and amortization expense: (1)
Cost of revenue	$3,184	$5,548	$9,580	$16,121
Research and development	26,252	23,722	75,238	68,207
Sales and marketing	5,466	4,586	16,144	61,039
General and administrative	6,307	2,435	15,155	8,315
Total	$41,209	$36,291	$116,117	$153,682
(1)Depreciation and amortization expense for the three and nine months ended September 30, 2022 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Stock-based compensation expense: (1)
Cost of revenue	$2,640	$2,745	$6,890	$8,040
Research and development	234,615	246,783	672,030	651,299
Sales and marketing	72,783	43,098	185,319	133,746
General and administrative	47,895	50,333	126,568	144,128
Total	$357,933	$342,959	$990,807	$937,213
(1)Stock-based compensation expense for the three and nine months ended September 30, 2023 and 2022 includes restructuring charges.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP net income (loss) reconciliation:
Net loss	$(368,256)	$(359,502)	$(1,074,238)	$(1,141,193)
Amortization of intangible assets	19,134	18,701	55,294	105,340
Stock-based compensation expense	353,846	312,690	986,720	906,944
Payroll and other tax expense related to stock-based compensation	6,463	6,561	30,618	39,041
Restructuring charges (1)	18,639	154,563	18,639	154,563
Income tax adjustments	(573)	(954)	(810)	(1,519)
Non-GAAP net income (loss)	$29,253	$132,059	$16,223	$63,176

Weighted-average common shares - Diluted	1,625,917	1,608,523	1,603,672	1,619,885

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net loss per share	$(0.23)	$(0.22)	$(0.67)	$(0.70)
Non-GAAP adjustment to net loss	0.25	0.30	0.68	0.74
Non-GAAP diluted net income (loss) per share	$0.02	$0.08	$0.01	$0.04
(1)Restructuring charges in the third quarter of 2023 were composed primarily of cash severance and stock-based compensation expenses. Restructuring charges in the third quarter of 2022 were composed primarily of severance and related charges of $91.1 million, stock-based compensation expense, lease exit and related charges, impairment charges, and contract termination charges. These charges are non-recurring and not reflective of underlying trends in our business.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$(124,081)	$55,945	$125,291	$151,102	$(81,936)	$12,781
Net cash provided by (used in) operating activities - YoY (year-over-year)	23%	(22)%	(32)%	19%	34%	(77)%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$260,458	$244,851	$184,614	$208,257	$250,402	$207,238
Purchases of property and equipment	$(23,370)	$(37,836)	$(46,925)	$(47,630)	$(36,943)	$(73,435)
Purchases of property and equipment - YoY	60%	91%	91%	(125)%	(58)%	(94)%
Purchases of property and equipment - TTM	$(88,946)	$(106,946)	$(129,306)	$(155,761)	$(169,334)	$(204,933)
Free Cash Flow	$(147,451)	$18,109	$78,366	$103,472	$(118,879)	$(60,654)
Free Cash Flow - YoY	(27)%	(65)%	(51)%	(3)%	19%	(435)%
Free Cash Flow - TTM	$171,512	$137,905	$55,308	$52,496	$81,068	$2,305
Common shares outstanding	1,644,974	1,605,868	1,574,086	1,595,205	1,616,119	1,638,905
Common shares outstanding - YoY	4%	—%	(3)%	(2)%	(2)%	2%
Shares underlying stock-based awards	92,105	94,772	131,718	128,218	149,065	154,525
Shares underlying stock-based awards - YoY	(12)%	2%	59%	71%	62%	63%
Total common shares outstanding plus shares underlying stock-based awards	1,737,079	1,700,640	1,705,804	1,723,423	1,765,184	1,793,430
Total common shares outstanding plus shares underlying stock-based awards - YoY	3%	—%	—%	1%	2%	5%

Results of Operations
Revenue	$1,110,909	$1,128,476	$1,299,735	$988,608	$1,067,669	$1,188,551
Revenue - YoY	13%	6%	0.1%	(7)%	(4)%	5%
Revenue - TTM	$4,538,992	$4,599,997	$4,601,847	$4,527,728	$4,484,488	$4,544,563
Revenue by region (1)
North America	$785,681	$811,602	$880,310	$639,896	$686,829	$786,154
North America - YoY	12%	3%	(6)%	(16)%	(13)%	(3)%
North America - TTM	$3,262,936	$3,287,621	$3,235,854	$3,117,489	$3,018,637	$2,993,189
Europe	$170,097	$161,396	$218,552	$157,760	$182,109	$200,272
Europe - YoY	12%	5%	5%	(3)%	7%	24%
Europe - TTM	$694,262	$702,537	$712,177	$707,805	$719,817	$758,693
Rest of World	$155,131	$155,478	$200,873	$190,952	$198,731	$202,125
Rest of World - YoY	21%	22%	28%	34%	28%	30%
Rest of World - TTM	$581,794	$609,839	$653,816	$702,434	$746,034	$792,681
Operating loss	$(400,940)	$(435,242)	$(287,597)	$(365,264)	$(404,339)	$(380,063)
Operating loss - YoY	(108)%	(141)%	NM	(35)%	(1)%	13%
Operating loss - Margin	(36)%	(39)%	(22)%	(37)%	(38)%	(32)%
Operating loss - TTM	$(878,418)	$(1,132,836)	$(1,395,306)	$(1,489,043)	$(1,492,442)	$(1,437,263)
Net income (loss)	$(422,067)	$(359,502)	$(288,460)	$(328,674)	$(377,308)	$(368,256)
Net income (loss) - YoY	(178)%	(400)%	NM	9%	11%	(2)%
Net income (loss) - TTM	$(831,100)	$(1,118,643)	$(1,429,653)	$(1,398,703)	$(1,353,944)	$(1,362,698)
Adjusted EBITDA	$7,190	$72,640	$233,275	$813	$(38,479)	$40,094
Adjusted EBITDA - YoY	(94)%	(58)%	(29)%	(99)%	(635)%	(45)%
Adjusted EBITDA - Margin (2)	1%	6%	18%	0.1%	(4)%	3%
Adjusted EBITDA - TTM	$572,650	$471,091	$377,573	$313,918	$268,249	$235,703
(1)Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Other
DAU (in millions) (1)	347	363	375	383	397	406
DAU - YoY	18%	19%	17%	15%	14%	12%
DAU by region (in millions)
North America	99	100	100	100	101	101
North America - YoY	4%	4%	3%	3%	2%	1%
Europe	86	88	92	93	94	95
Europe - YoY	10%	11%	12%	10%	9%	7%
Rest of World	162	175	183	190	202	211
Rest of World - YoY	35%	34%	31%	27%	25%	21%
ARPU	$3.20	$3.11	$3.47	$2.58	$2.69	$2.93
ARPU - YoY	(4)%	(11)%	(15)%	(19)%	(16)%	(6)%
ARPU by region
North America	$7.93	$8.13	$8.77	$6.37	$6.83	$7.82
North America - YoY	8%	(1)%	(9)%	(18)%	(14)%	(4)%
Europe	$1.98	$1.83	$2.38	$1.70	$1.93	$2.11
Europe - YoY	2%	(5)%	(6)%	(12)%	(2)%	15%
Rest of World	$0.96	$0.89	$1.10	$1.00	$0.98	$0.96
Rest of World - YoY	(11)%	(9)%	(2)%	6%	3%	8%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	6,446	5,706	5,288	5,201	5,286	5,367
Employees - YoY	38%	10%	(7)%	(15)%	(18)%	(6)%

Depreciation and amortization expense
Cost of revenue	$5,061	$5,548	$8,114	$3,226	$3,170	$3,184
Research and development	22,362	23,722	29,834	24,139	24,847	26,252
Sales and marketing	49,061	4,586	6,130	5,073	5,605	5,466
General and administrative	2,807	2,435	4,413	2,782	6,066	6,307
Total	$79,291	$36,291	$48,491	$35,220	$39,688	$41,209
Depreciation and amortization expense - YoY	180%	12%	39%	(8)%	(50)%	14%

Stock-based compensation expense
Cost of revenue	$2,849	$2,745	$4,248	$1,885	$2,365	$2,640
Research and development	221,650	246,783	319,447	219,850	217,565	234,615
Sales and marketing	48,577	43,098	69,346	54,939	57,597	72,783
General and administrative	45,734	50,333	57,533	38,257	40,416	47,895
Total	$318,810	$342,959	$450,574	$314,931	$317,943	$357,933
Stock-based compensation expense - YoY	24%	14%	51%	14%	—%	4%
(1)Numbers may not foot due to rounding.